BAIRD, KURTZ & DOBSON
                          Certified Public Accountants
                        City Center Square * Suite 2700
                                1100 Main Street
                          Kansas City, Missouri 64105

                            Telephone (816) 221-6300
                               Fax (816)221-6380

                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



Twentieth Century World Investors, Inc.
Twentieth Century Tower
4500 Main Street
Kansas City, Missouri 64111


     We hereby consent to the use in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 and this Amendment No. 6 to the Registration Statement under the Investment Company Act of 1940, both on Form N-1A, of our report dated December 29, 1995, accompanying and pertaining to the financial statements of Twentieth Century International Equity and Twentieth Century International Emerging Growth, each a series of Twentieth Century World Investors, Inc., as of November 30, 1995, which are included in such Post-Effective Amendments.


                                                  /s/Baird, Kurtz & Dobson
                                                  BAIRD, KURTZ & DOBSON

Kansas City, Missouri
March 27, 1996